Exhibit 10.4

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of November 10, 2026 by and among (i) SBI Investments LLC, 2014-1, a Delaware limited liability company (“SBI”), (ii) C/M Capital Master Fund, LP, a Delaware limited Partnership (“CM”), (iii) WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series, a Delaware limited liability company (“WVP” and, together with SBI and CM, each a “Recipient” and collectively, the “Recipients”), and (iv) Integral Technologies, Inc., a Nevada corporation (the “Company”).

A.    The Company previously issued to each Recipient notes as described on Exhibit A (the “Prior Securities”).

B.    Each Recipient and the Company desire to exchange (such exchanges, collectively, the “Exchange”) the Prior Securities for shares of Series D Preferred Stock, with the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached as Exhibit B (the “New Securities”), on the terms and conditions of this Agreement, with the number of shares issuable to each Recipient to be set forth on a schedule delivered at Closing.

C.    The Exchange will consist of each Recipient cancelling its Prior Securities in exchange for its allocable portion of the New Securities.

D.    Other than the surrender of the Prior Securities, no consideration of any kind whatsoever shall be given by any Recipient to the Company in connection with this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement. For purposes of this Agreement, “Transaction Documents” means the Prior Securities and each other agreement, certificate, instrument or document executed or delivered in connection with the issuance or ownership of the Prior Securities.

2.    Terms of the Exchange. At the Closing (as defined below), (i) each Recipient shall surrender its Prior Securities to the Company for cancellation, (ii) all obligations of the Company under the Prior Securities shall be deemed satisfied and discharged in full upon such cancellation, and (iii) the Company shall issue and deliver to each Recipient its allocable portion of the New Securities, free and clear of all liens, claims, pledges, security interests and other encumbrances, with no consideration payable by any Recipient other than the surrender of its Prior Securities.

3.    Closing. The closing of the transactions contemplated hereby (the “Closing”), including the surrender of the Prior Securities and the issuance and delivery of the New Securities to each Recipient, shall occur on the date mutually agreed to by the Company and the Recipients by the remote exchange of executed PDF documents and any other closing deliverables required by this Agreement.

4.    Holding Period and Tacking. The Company represents, warrants and agrees that, for purposes of Rule 144 (“Rule 144”) under the Securities Act of 1933 (the “Securities Act”), the New Securities are being issued by the same issuer that issued the Prior Securities and the holding period of the New Securities will include the holding period of the Prior Securities exchanged for the New Securities. The Company and each Recipient hereby represent that (i) the transactions contemplated hereby and all other documents associated with this transaction are intended to comply with the requirements of Section 3(a)(9) of the Securities Act, (ii) no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the Exchange, and (iii) no Recipient currently is or will be upon the Closing (individually or together as a group) deemed an “affiliate” as defined in Rule 144. The Company shall, at its sole cost and upon any Recipient’s reasonable request, provide or cause its counsel to provide any legal opinion, transfer agent instructions and other documentation reasonably necessary to evidence the foregoing and to permit Rule 144 tacking or removal of restrictive legends when available under applicable law. The Company acknowledges and understands that the representations and agreements of the Company in this Section 4 are a material inducement to each Recipient’s decision to consummate the transactions contemplated herein. The Company agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation.

5.    The Company’s Representations, Warranties and Agreements. In order to induce each Recipient to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) the Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary corporate action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder, (c) the issuance of the New Securities is duly authorized by all necessary corporate action and the New Securities are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (d) the Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Prior Securities, and (e) the Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by the Company related to this Agreement.

6.    Recipients’ Representations, Warranties and Agreements. In order to induce the Company to enter into this Agreement, each Recipient, severally and not jointly, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) such Recipient has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) this Agreement has been duly executed and delivered by such Recipient and constitutes the legal, valid and binding obligation of such Recipient, enforceable against such Recipient in accordance with its terms, (c) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of such Recipient hereunder, (d) such Recipient has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by such Recipient or the Company related to this Agreement, (e) such Recipient is the sole legal and beneficial owner of its Prior Securities, free and clear of all liens, claims and encumbrances, and (f) such Recipient is acquiring its New Securities for investment purposes and not with a present view to any distribution in violation of the Securities Act.

7.    Governing Law; Venue; Jury Waiver. This Agreement and the New Securities shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, and each party irrevocably waives any objection to venue in such courts, including any objection based on forum non conveniens. THE COMPANY AND EACH RECIPIENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including DocuSign) shall be deemed to be their original signatures for all purposes.

9.    Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees, costs and expenses incurred in connection with such arbitration, litigation and/or dispute, including any fees, costs and expenses incurred on appeal or in enforcing any judgment or award. The prevailing party shall be determined by the arbitrator or court based on the party that substantially prevailed on the merits of the dispute. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

10.    No Reliance. Each party acknowledges and agrees that the other party has not made any representations or warranties except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, is not relying on any representation, warranty, covenant or promise of the other party or its officers, directors, members, managers, equity holders, agents or representatives other than as expressly set forth in this Agreement; provided, however, that nothing in this Agreement shall limit or preclude any claim based on fraud, intentional misrepresentation or willful misconduct.

11.    Entire Agreement. This Agreement, together with the exhibits hereto and the Prior Securities, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and communications, whether written or oral, relating to such subject matter.

12.    Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted by law, and the remaining provisions of this Agreement shall remain in full force and effect.

13.    Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

14.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by any Recipient hereunder may be assigned by such Recipient to a third party, including its financing sources, in whole or in part. The Company may not assign this Agreement or any of its obligations herein without the prior written consent of each Recipient, and any attempted assignment in violation of this Section shall be null and void.

15.    Continuing Enforceability. Except as otherwise modified by this Agreement, the Prior Securities and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions until the Closing. Upon the Closing, the Prior Securities shall be cancelled and discharged as provided in this Agreement. If the Closing does not occur, nothing in this Agreement shall impair any Recipient’s rights under its Prior Securities or any other Transaction Document. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by each Recipient and the Company.

16.    Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17.    Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given (a) when delivered by hand, (b) on the third business day after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, (c) on the next business day after deposit with a nationally recognized overnight courier, or (d) when sent by email, if sent during the recipient’s normal business hours and the sender does not receive an automated bounceback or other notice of non-delivery, and otherwise on the next business day, in each case to the addresses and email addresses set forth on the signature page below or to such other address or email address as either party may designate by notice in accordance with this Section.

18.    Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INTEGRAL TECHNOLOGIES, INC.:

By:
Name: Douglas Bathauer Title: Chief Executive Officer

SBI INVESTMENTS LLC, 2014-1

By:
Name: Jonathan Juchno Title: Authorized Representative

CM Capital Master Fund, LP

By:
Name: Jonathan Juchno
Title: Authorized Representative

WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series

By:
Name: Jonathan Juchno Title: Authorized Representative

EXHIBIT A

Prior Securities

Original debt	Accrued interest as of June 30, 2026	Cumulative Total balance settled through cash	Balance due as of June 30, 2026	Interest rate	Inception	Original due date

Promissory notes held by SBI:
3,000,000	720,000	-	3,720,000	8%	July 1, 2023	May 1, 2024*
35,000	7,525	-	42,525	8%	October 23, 2023	August 23, 2024*
10,000	1,514	-	11,514	8%	August 8, 2024	June 8, 2025*
35,000	4,756	-	39,756	8%	October 18, 2024	August 18, 2025*
50,000	5,500	-	55,500	8%	February 13, 2025	December 13, 2025*
25,000	2,110	-	27,110	8%	June 10, 2025	April 10, 2026*
40,000	2,613	-	42,613	8%	September 5, 2025	July 5, 2026*
15,000	684	-	15,684	8%	December 4, 2025	October 4, 2026
12,500	518	-	13,018	8%	December 23, 2025	October 23, 2026

Promissory notes held by CM:
120,000	1,710		121,710	4%	February 20, 2026	December 20, 2026
225,000	1,233		226,233	8%	June 5, 2026	April 5, 2027

Promissory note held by WVP Emerging Manager:
75,000	411		75,411	8%	June 5, 2026	April 5, 2027

**C/M. Balance due includes stated value of the two shares of Series B exchanged.

Exhibit A-1-1

EXHIBIT B

New Securities

SBI Investments LLC, 2014-1 - 56,682. shares of Series D

C/M Capital Master Fund, LP - 4,971 shares of Series D

WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series 1,077 shares of Series D

Exhibit A-1-2